UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 2, 2004

Internap Network Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2004, Internap Network Services Corporation entered into an at-will employment agreement, effective as of that date, with Gregory A. Peters, President and Chief Executive Officer of the Company. This new agreement replaces and supersedes Mr. Peters’ prior employment agreement with the Company dated March 28, 2002.

The terms of the agreement include an annual base salary of $350,000, a discretionary bonus of 50%-150% of base salary as determined by the board based upon Mr. Peters’ performance, a severance provision of two times base salary for termination without cause (as defined in the agreement) or 2.5 times base salary plus the maximum target bonus for certain change in control terminations, a two year non-compete and a one year non-solicitation covenant.

This description of the employment agreement with Mr. Peters is qualified by reference to the complete agreement that is attached as Exhibit 10.01 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

10.1	Employment Agreement, dated as of December 2, 2004, by and between Internap Network Services Corporation and Gregory A. Peters.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: December 8, 2004	By:	/s/ Walter G. DeSocio
Walter G. DeSocio
Vice President —Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

10.1	Employment Agreement, dated as of December 2, 2004, by and between Internap Network Services Corporation and Gregory A. Peters.